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                                                                     EXHIBIT 5.1

                                                   1185 Avenue of the Americas
                                                   New York, New York 10036-4003
                                                   Tel.: 212/556-2100
King & Spalding LLP                                Fax: 212/556-2222
                                                   www.kslaw.com

September 16, 2005

Metal Management, Inc.
500 N. Dearborn Street, Suite 405
Chicago, IL  60610

         Re: METAL MANAGEMENT, INC. - REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

      We have acted as counsel for Metal Management, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to an aggregate of 1,000,000 shares (the "Shares") of common stock, par value $0.01 per share, of the Company that may be issued pursuant to the Metal Management, Inc. Employee Stock Purchase Plan (the "Plan").

      As such counsel, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all certified, conformed, or photographic copies submitted to us, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate.

      The opinions expressed herein are limited in all respects to the federal laws of the United States of America and the Delaware General Corporation Law, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

      Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

            (i) The Shares are duly authorized.

            (ii) When the Shares are issued under the Plan against payment therefor as provided in the Plan, such Shares will be validly issued, fully paid and nonassessable.

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Metal Management, Inc.
September 16, 2005
Page 2

      This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in laws that occur, which could affect the opinions contained herein. This letter is being rendered solely for the benefit of Metal Management, Inc. in connection with the matters addressed herein. This opinion may not be furnished to or relied upon by any person or entity for any purpose without our prior written consent.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                               Very truly yours,

                                               /s/ King & Spalding LLP